UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2008

COACTIVE MARKETING GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-20394	06-1340408

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

75 Ninth Avenue, New York, New York 10011

(Address of principal executive office) (Zip Code)

Registrant’s telephone number, including area code: (212) 660-3800

          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13c-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Sovereign Credit Facility

          On June 26, 2008, CoActive Marketing Group, Inc. (the “Company”) entered into a Credit Agreement (the “Credit Agreement”) with Sovereign Bank (the “Lender”).

          Pursuant to the Credit Agreement, the Lender provided the Company with (i) a $2.5 million term loan (the “Term Loan”), which was funded in full on June 30, 2008 in connection with the acquisition of 3 For All Partners LLC discussed below, and (ii) a $2.5 million revolving credit facility (the “Revolving Credit Facility”). Borrowings under the Revolving Credit Facility will be used for working capital purposes.

          The Term Loan and Revolving Credit Facility have been guaranteed by the Company’s subsidiaries and are secured by substantially all of their assets pursuant to a Security Agreement entered into by the Company and its subsidiaries in favor of the Lender.

          Pursuant to the Credit Agreement, among other things:

•	All outstanding loans under the Credit Agreement will become due on June 30, 2011 (the “Maturity Date”).

•

The Term Loan will be repaid in 12 consecutive quarterly installments commencing on September 30, 2008. The first 11 installments will be in the amount of $168,750, with a final payment in the amount of $643,750 being due on the Maturity Date.

•

Interest accrues on outstanding loans under the Credit Agreement at a per annum rate equal to, at the Company’s option, the prime rate (but in no event less than the Federal Funds Rate plus one-half percent), from time to time in effect, or a LIBOR rate selected by the Company, plus a margin of 2.25%.

•

The Company is required to comply with a number of affirmative, negative and financial covenants. Among other things, these covenants restrict the Company’s ability to pay dividends, limit annual capital expenditures, provide that the Company’s “Consolidated Debt Service Coverage Ratio” cannot be less than 1.5 to 1.0 as of the end of any fiscal quarter, that its “Consolidated Leverage Ratio” can not exceed 2:25 to 1:00 at the end of any fiscal quarter, and that the Company can not incur a “Consolidated Pre-Tax Net Loss” in excess of $500,000 in the aggregate in any period of two consecutive fiscal quarters.

•

If the Company does not comply with the various financial and other covenants and requirements of the Credit Agreement, the Lender may, subject to various customary cure rights, require the immediate payment of all amounts outstanding under the Credit Agreement.

          The foregoing summary does not purport to be complete and is subject to and qualified in its entirety by reference to the actual text of the Credit Agreement, Security Agreement, and Guaranty, which have been filed as Exhibits 10.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K.

Acquisition of 3 For All Partners

          On June 30, 2008, the Company, through its wholly-owned subsidiary U.S. Concepts LLC, acquired substantially all of the assets of 3 For All Partners, LLC, d/b/a mktgpartners (“mktgpartners”) pursuant to an Asset Purchase Agreement between the Company, U.S. Concepts LLC, mktgpartners and mktgpartners’ members. Founded in 2003, mktgpartners focuses on entertainment and sports marketing, experiential marketing and promotional media, and is headquartered in New York, with additional offices in Chicago, San Francisco and Toronto.

          The consideration for the acquisition consisted of $3.25 million in cash and 332,226 shares (the “Share Consideration”) of the Company’s common stock, valued at approximately $1,000,000. In connection with the acquisition, the Company hired all of mktgpartners’ employees and issued 166,113 shares of restricted common stock of the Company, valued at approximately $500,000, to certain of those employees. The restricted shares vest annually in equal installments over five years.

          Pursuant to the Asset Purchase Agreement, $750,000 of the cash consideration and the entire Share Consideration were deposited into an escrow account to be held for a period of 18 months to satisfy indemnification claims, if any, that may be made by the Company under the Asset Purchase Agreement. In addition, as more fully set forth in the Asset Purchase Agreement, all or a portion of the escrowed consideration will be subject to release to the Company upon the occurrence of certain specified events under the Asset Purchase Agreement, including the termination of employment (other than due to death or by the Company without cause), of certain key employees of mktgpartners during the first year following the closing of the acquisition, and the failure to achieve “Gross Margin” targets during the 12 month period following the closing.

          The foregoing summary does not purport to be complete and is subject to and qualified in its entirety by reference to the actual text of the Asset Purchase Agreement, which has been filed as Exhibit 10.4 to this Current Report on Form 8-K.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

          The description of the Credit Agreement under Item 1.01 above is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

          As described above in Item 1.01, on June 30, 2008 the Company issued 332,226 shares of its common stock to mktgpartners as partial consideration for the acquisition of its assets. Such shares were issued in a private transaction exempt from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended. In addition, 69,767 of the 166,113 shares of restricted common stock of the Company issued to mktgpartners employees in connection with their employment with the Company were issued to the principal of mktgpartners in a private transaction exempt from registration pursuant to Section 4(2) under the Securities Act. (The remaining shares of common stock issued to mktgpartners employees in connection with the acquisition were issued under the Company’s 2002 Long-Term Incentive Plan, which is the subject of a currently effective Registration Statement on Form S-8).

Item 3.03	Material Modification To Rights Of Security Holders

          As disclosed under Item 1.01 above, the Credit Agreement prohibits the payment of dividends or distributions to the holders of the Company’s Common Stock.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 10.1	Credit Agreement, dated as of June 26, 2008, between CoActive Marketing Group, Inc. and Sovereign Bank.

Exhibit 10.2

Security Agreement, dated as of June 26, 2008, between CoActive Marketing Group, Inc., Inmark Services LLC, Optimum Group LLC, U.S. Concepts LLC, Digital Intelligence Group LLC, Bars.com LLC and Sovereign Bank.

Exhibit 10.3	Guaranty, dated as of June 26, 2008, by Inmark Services LLC, Optimum Group LLC, U.S. Concepts LLC, Digital Intelligence Group LLC and Bars.com LLC in favor of Sovereign Bank.

Exhibit 10.4

Asset Purchase Agreement, dated as of June 30, 2008, by and among CoActive Marketing Group, Inc., U.S. Concepts LLC, 3 For All Partners, LLC, Charlie Horsey, Evan Greenberg, Glenn Greenberg, Patty Hubbard and John Mousseau.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 2, 2008

COACTIVE MARKETING GROUP, INC.

By:	/s/ FRED KASEFF

Fred Kaseff,
Chief Financial Officer

EXHIBIT INDEX

No.	Description

Exhibit 10.1	Credit Agreement, dated as of June 26, 2008, between CoActive Marketing Group, Inc. and Sovereign Bank.

Exhibit 10.2

Security Agreement, dated as of June 26, 2008, between CoActive Marketing Group, Inc., Inmark Services LLC, Optimum Group LLC, U.S. Concepts LLC, Digital Intelligence Group LLC, Bars.com LLC and Sovereign Bank.

Exhibit 10.3	Guaranty, dated as of June 26, 2008, by Inmark Services LLC, Optimum Group LLC, U.S. Concepts LLC, Digital Intelligence Group LLC and Bars.com LLC in favor of Sovereign Bank.

Exhibit 10.4

Asset Purchase Agreement, dated as of June 30, 2008, by and among CoActive Marketing Group, Inc., U.S. Concepts LLC, 3 For All Partners, LLC, Charlie Horsey, Evan Greenberg, Glenn Greenberg, Patty Hubbard and John Mousseau.